Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC Instructions to The Bank of New York, as Depositary (Must be received prior to 12:00 p.m. E.T. on November 12, 2025) The undersigned Owner of American Depositary Receipts (“ADRs”) hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipts of Companhia Paranaense de Energia (the “Company”) registered in the name of the undersigned on the books of the Depositary as of the close of business on October 13, 2025 at the Extraordinary General Meeting to be held on November 17, 2025 at 11:00 a.m. local time exclusively in digital mode, to decide on the agenda at any adjournment or postponement thereof, on the matters as specified on the reverse side. NOTES: 1. Please direct the Depositary how to vote by placing an X in the box opposite the resolutions on the reverse side. 2. American Depositary Shares for which no specific voting instructions are received by the Depositary shall not be voted. Companhia Paranaense de Energia – COPEL Preferred - Cusip # 20441B605 PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Extraordinary General Meeting of Shareholders For Shareholders of record as of October 13, 2025 Monday, November 17, 2025 11:00 AM, Local Time BNY: PO BOX 505006, Louisville, KY 40233-5006 Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 p.m. E.T. on November 12, 2025 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Companhia Paranaense de Energia - COPEL Preferred Cusip # 20441B605 Please make your marks like this: PROPOSAL YOUR VOTE FOR AGAINST ABSTAIN 1. Ratification of the mandatory conversion of all Preferred Shares into common shares and Class C preferred shares, in the proportion of one common share and one Class C preferred share for each Preferred Share ("Conversion"). #P1# #P1# #P1# Proposal_Page - VIFL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date Companhia Paranaense de Energia - COPEL Preferred Cusip # 20441B605 Extraordinary General Meeting of Shareholders